IBM
			New Orchard Road
			Armonk, NY 10504


						June 8, 2016

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby delegate to each of the following individuals, whose signatures appear below, to sign and file on behalf of Bridget A van Kralingen, an executive officer of IBM, any Securities and Exchange Commission forms or documents in connection with any transactions by Bridget A van Kralingen in IBM securities, including without limitation Form 3, Form 4, Form 5 under the
Securities Exchange Act of 1934, or Form 144 under the
Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.


E. Barth          _____________/s/ E. Barth___________________

C. Kobialka       ____________/s/ C. Kobialka_________________

P.T. Charouk      ____________/s/ P.T. Charouk________________

M. Clemens        ____________/s/ M. Clemens__________________

C. A. Hall        ___________/s/ C. A. Hall___________________

G. A. Kuehnel     ___________/s/G.A. Kuehnel__________________

A. Gomes da Silva ___________/s/ A. Gomes da Silva____________

N. LaMoreaux      __________/s/ N. LaMoreaux__________________

L. Mallardi       ___________/s/ L. Mallardi__________________

This authorization shall remain in effect for as long as Bridget A van Kralingen remains an executive officer of IBM.


              		Very truly yours,

			/s/ Christina M. Montgomery


			Christina M. Montgomery
			Vice President, Assistant General Counsel and Secretary